                                                                     Exhibit 1.1


                         CARRAMERICA REALTY CORPORATION
                            (a Maryland corporation)

                                  Common Stock
                           (par value $0.01 per share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               December 13, 2001

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004


Ladies and Gentlemen:

         Security Capital Group Incorporated, a corporation organized under the laws of the State of Maryland (the "Selling Stockholder"), a stockholder of CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom Goldman, Sachs & Co., Salomon Smith Barney Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Banc of America Securities LLC, Deutsche Banc Alex Brown Inc. and A.G. Edwards & Sons, Inc. are acting as representatives (the "Representatives"), an aggregate of 16,872,537 shares (the "Firm Shares") of common stock (par value $0.01 per share) of the Company ("Common Stock") and, at the election of the Underwriters, up to 2,530,880 additional shares of Common Stock (the "Optional Shares" and, together with the Firm Shares, the "Shares").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-73582) for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), and each prospectus supplement relating to the offering of the Shares pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus Supplement"), including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided that if any revised Prospectus shall be provided to the Representatives by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Representatives for such use. Any registration statement (including any supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement") shall be deemed to be part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in the Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement, Prospectus or Prospectus Supplement or any Term Sheet or any amendment or supplement to the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System.

          The term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, Carr Realty, L.P., a Delaware limited partnership ("Carr L.P."), or CarrAmerica Realty, L.P., a Delaware limited partnership ("CarrAmerica L.P." and together with Carr L.P., the "Partnerships"), as the case may be, or by one or more other Subsidiaries of the Company or either Partnership.

          SECTION 1. Representations and Warranties of the Company.
                     ---------------------------------------------

               (a) The Company represents and warrants to each of the Underwriters, as of the date hereof and as of each Time of Delivery (as defined in Section 2(d)) (in each case, a "Representation Date") as follows:

                    (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act Regulations. The Registration Statement, at the time the Registration Statement became effective, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                                    --------
          however, that the representations and warranties in this subsection
          -------
          shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing (a) by the Selling Stockholder or (b) by any Underwriter through the Representatives, expressly for use in the Registration Statement or Prospectus. If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

                    (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934

     Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of each Representation Date or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The financial statements (including the notes thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

          (v) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or either Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or either Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

          (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company, the Partnerships, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Company, either Partnership or any Subsidiary (the "Properties") or any entity wholly or partially owned by the Company, either Partnership or any Subsidiary has occurred; (C) there have been no acquisitions or transactions entered into by the Company, either Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to such entities or would result, upon consummation, in any material inaccuracy in the representations contained in Section 1(a)(iv) above; (D) except for regular quarterly dividends on the Common Stock, and dividends on the Preferred Stock, if any, and distributions by either of the Partnerships with respect to its partnership interests ("Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by either of the Partnerships with respect to its Units; and (E) with the exception of transactions in connection with stock and Unit options and in connection with dividend reinvestment plans, the issuance of shares of Common Stock upon the exchange of Units and the issuance of Units in connection with the acquisition of real or personal property, there has been no change in the capital stock or in the partnership interests or membership interests, as the case may be, of the Company, either of the Partnerships or any Subsidiary, and no increase in the indebtedness of the Company, either of the Partnerships, or any Subsidiary, that is material to the Company, the Partnerships and the Subsidiaries, considered as one enterprise.

               (vii) The Company has been duly formed, and is validly existing and in good standing as a corporation under the laws of the State of Maryland, with corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement.

               (viii) Each of the Partnerships and the Subsidiaries has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with partnership or corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus.

               (ix) Each of the Company, the Partnerships and the Subsidiaries is duly qualified or registered as a foreign partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Partnerships and the Subsidiaries considered as one enterprise (a "Material Adverse Effect").

               (x) The capital stock of the Company as of the date specified in the Prospectus is as set forth therein under "Capitalization." All the issued and outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws).

               (xi) Except for transactions described in the Prospectus and transactions in connection with stock and Unit options and in connection with dividend reinvestment plans and exchanges of Units, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares, Units or other securities of the Company, the Partnerships or the Subsidiaries.

               (xii) The terms of the Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate to be used to evidence the Shares will be in due and proper form and will comply with all applicable legal requirements. The offer and sale of the Shares is not subject to any preemptive or other similar rights, except as described in the Prospectus.

               (xiii) This Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Representatives and the Selling Stockholder, is a valid and binding agreement of the Company; provided, however, that the enforceability of this Agreement may be
          --------  -------
          limited by bankruptcy,
          insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

               (xiv) None of the Company, the Partnerships or any Subsidiary is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which violation or default separately or in the aggregate would have a Material Adverse Effect.

               (xv) The execution and delivery of this Agreement and the performance of the obligations set forth herein, and the consummation of the transactions contemplated hereby will not (A) result in the creation of any lien, charge or encumbrance upon the Properties and
          (B) conflict with or constitute a breach or violation by the parties thereto of, or default under, (1) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, either of the Partnerships or any Subsidiary is a party, or by which they, any of them, any of their respective properties or other assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein) is or may be bound or subject, (2) the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Company, the Partnerships or any Subsidiary or (3) any applicable law, rule, order, administrative regulation or administrative or court decree.

               (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company and the Partnerships, threatened against or affecting the Company, either of the Partnerships, any Subsidiary, any Property or any officer or director of the foregoing that is required to be disclosed in the Registration Statement that is not disclosed therein, and that, if determined adversely to the Company, the applicable Partnership, any Subsidiary, any Property, or any such officer or director, would reasonably be expected to result in any Material Adverse Effect, except as disclosed in the Registration Statement, or which might materially and adversely affect the consummation of this Agreement or the transactions contemplated herein. Except as disclosed in the Registration Statement, there is no pending legal or governmental proceeding to which the Company, either of the Partnerships or any Subsidiary is a party or of which any of their respective properties or assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein), is the subject, including ordinary routine litigation incidental to the business or operations of the foregoing, that is or would reasonably be expected to be, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise. There are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

               (xvii) At all times beginning with its taxable period ended December 31, 1993, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its present and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

                    (xviii) None of the Company, the Partnerships or any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                    (xix) The Company, the Partnerships and the other Subsidiaries own or possess the trademarks, service marks and trade names (collectively, "proprietary rights") that are material to the businesses now operated or proposed to be operated by them and that are currently employed or proposed to be employed by them in connection with such businesses, and none of the Company, the Partnerships or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights.

                    (xx) Each of the Company, the Partnerships and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, and none of the Company, either of the Partnerships or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries considered as one enterprise.

                    (xxi) No material labor dispute with the employees of the Company, either of the Partnerships or any Subsidiary exists or, to the knowledge of the Company or either of the Partnerships is imminent.

                    (xxii) Except as disclosed in the Prospectus, (A) to the knowledge of the Company, the Environment (as defined below) at each Property is free of any Hazardous Substance (as defined below) except for any Hazardous Substance that would not reasonably be expected to have any material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Property, the Company, the Partnerships and the Subsidiaries considered as one enterprise; (B) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company and the Partnerships, no prior owner of any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property in an amount that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of any Property, the Company, the Partnerships and the Subsidiaries considered as one enterprise and no condition exists on, in or under any Property or, to the knowledge of the Company or the Partnerships, any property adjacent to any Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law (as defined below) applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute an environmental hazard to any property, person or entity; (C) none of the Company, the Partnerships or any Subsidiary is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and, to the knowledge of the Company and the Partnerships, no prior owner of any Property engaged in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company and the Partnerships, no prior owner of any Property has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located; (E) none of the Company, the Partnerships or any Subsidiary and, to the best knowledge of the Company and the Partnerships, no prior owner of any Property has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property (1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, either of the Partnerships or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list.

               As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. (s) 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. (s) 9601, et seq.) ("CERCLA"), the Resource Conservation
                           -- ----
          Recovery Act, as amended (42 U.S.C. (s) 6901, et seq.), the Clean Air
                                                        -- ----
          Act, as amended (42 U.S.C. (s) 7401, et seq.), the Clean Water Act, as
                                               -- ----
          amended (33 U.S.C. (s) 1251, et seq.), the Toxic Substances Control
                                       -- ----
          Act, as amended (15 U.S.C. (s) 2601, et seq.), the Toxic Substances
                                               -- ----
          Control Act, as amended (29 U.S.C. (s) 651, et seq.), the Hazardous
                                                      -- ----
          Materials Transportation Act, as amended (49 U.S.C. (s) 1801, et
                                                                        --
          seq.), together with all rules, regulations and orders promulgated
          ----
          thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                    (xxiii) Each of the Company, the Partnerships and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed and each such tax return was filed on or prior to the date on which such tax return was required to be filed or, in lieu of such timely filings, each of the Company, the Partnerships, or the Subsidiaries, as the case may be, has duly and timely filed such applications for extension as may be required to effect all necessary extensions (such extensions having been obtained and remaining in full force and effect) and has paid all taxes shown thereon as due and payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith through appropriate proceedings and as to which appropriate reserves have been established.

                    (xxiv) Except as disclosed in the Registration Statement and except for (i) persons who received Units or shares of Common Stock in connection with the formation of the Company, or (ii) persons who received shares of Common Stock, options to acquire shares of Common Stock or Units in connection with transactions with the Partnerships or the Company, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                    (xxv) Each of the Company, the Partnerships and the Subsidiaries (or the partnership or other entity owning the Property) has obtained title insurance insuring good, marketable and lien free title to the Properties owned by them (other than the Properties in which the applicable entity owns less than a majority interest), subject only to customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use thereof for the purposes intended therefor as contemplated by the Prospectus on each of such Properties.

                    (xxvi) The Common Stock is listed on the New York Stock Exchange.

                    (xxvii) Each of the Company, the Partnerships and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Partnerships and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

                    (xxviii) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

                    (xxix) The assets of the Company and the Partnerships do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

               (b) Any certificate signed by any officer of the Company, either of the Partnerships or of any of the Subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

               (c) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                    (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

                    (ii) The sale of the Shares by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement, which in each case is material, to which the Selling Stockholder is a party, or by which the Selling Stockholder is or may be bound or to which any material property or assets of the Selling Stockholder is or are subject, (2) the articles of incorporation and by-laws of the Selling Stockholder or (3) any statute, law, rule, order, administrative regulation or administrative or court decree of any court or governmental agency or body having jurisdiction over the Selling Stockholder.

                    (iii) The Selling Stockholder has, and immediately prior to each Time of Delivery the Selling Stockholder will have, through SC Capital Incorporated, a Nevada corporation, SC Realty Incorporated, a Nevada corporation, Security Capital Operations Incorporated, a Maryland corporation and Security Capital Office Business Trust, a Maryland real estate investment trust, each an indirect wholly owned subsidiary of the Selling Stockholder, good, valid and marketable title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities; and, upon delivery of such Shares and payment therefor pursuant hereto, good, valid and marketable title to such Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities, will pass to the several Underwriters.

                    (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Selling Stockholder shall not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock of the Company or any such substantially similar securities, without the prior written consent of the Representatives.

                    (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action in violation of Regulation M promulgated under the 1934 Act, which action is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the

          Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to the Representatives prior to or at each Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          SECTION 2.  Sale and Delivery to the Underwriters; Closing.
                      ----------------------------------------------

               (a) Subject to the terms and conditions herein set forth, (i) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $26.88075, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and
(ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (i) of this Section 2(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

               (b) The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 2,530,880 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

               (c) Upon the authorization by the Selling Stockholder of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

               (d) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of

DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on December 19, 2001 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery". The Representatives, individually and not as representatives of the Underwriters may (but shall not be obligated to) make payments of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the applicable Time of Delivery, but any such payment shall not relieve such Underwriter from its obligations hereunder.

               (e) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(f) hereof will be delivered at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          SECTION 3.  Covenants of the Company. The Company covenants with
                      ------------------------
each Underwriter as follows:

               (a) In respect to each offering of the Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being offered, the names of the Underwriters participating in the offering and the number of Shares which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Selling Stockholder, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as the Representatives shall reasonably request.

               (b) If, at the time the Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then, not later than the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations, the Company will prepare and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, a copy of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted. If required, the Company will prepare and file or transmit for filing a Rule 462(b) Registration

Statement by 10:00 p.m. on the date of this Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act Regulations.

               (c) The Company will notify the Representatives and the Selling Stockholder immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act,
(iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (d) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Representatives and the Selling Stockholder notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Representatives and the Selling Stockholder with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

               (e) The Company will deliver to the Representatives and the Selling Stockholder as soon as available as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus) as the Representatives may reasonably request.

               (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

               (g) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

               (h) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the
                                                    --------  -------
Company
shall not be obligated to (i) qualify as a foreign corporation in a jurisdiction it is not so qualified, (ii) file any general consent to service of process or
(iii) take any actions that would subject it to income taxation in any such jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares.

               (i) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement.

               (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

               (k) The Company will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on such exchange.

               (l) During the 90 days after the date of the Prospectus, the Company will not, and will cause the Partnerships not to, without the prior written consent of Goldman, Sachs & Co., directly or indirectly, sell, offer to sell, transfer, hypothecate, grant any option for the sale of, or otherwise dispose of, any securities of the same class or series or ranking on a parity with any Shares or any security convertible into or exchangeable for such Shares. This transfer restriction does not apply to (i) grants of options, and the issuance of shares in respect of such options; (ii) the issuance of shares and units pursuant to a dividend reinvestment plan or stock purchase plan (except for optional waiver components, if any); (iii) the issuance of Common Stock on the exchange of Units or on the conversion of the Company's outstanding Series A Cumulative Convertible Redeemable Preferred Stock; and (iv) the issuance of shares of Common Stock, or any security convertible into or exchangeable or exercisable for Common Stock, in connection with the acquisition of real property or an interest or interests in real property.

               (m) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

               (n) During the period from the First Time of Delivery until five years after the First Time of Delivery, the Company will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company and the Partnerships as the Representatives may reasonably request.

          SECTION 4. Payment of Expenses. The Company and the Selling
                     -------------------
Stockholder covenant and agree with one another and with the several Underwriters that: (a) the Company will pay all expenses incident to the performance of the Company's obligations under this Agreement, including (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance,
(ii) the cost of preparing stock certificates, (iii) the cost and charges of any transfer agent or registrar, and (iv) any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities; and (b) the Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (i) all registration, filing and stock exchange or National Association of Securities Dealers, Inc. fees (including legal fees in connection therewith), (ii) all fees and expenses of its compliance with securities or blue sky laws, (iii) all printing expenses, messenger and delivery expenses, (iv) any fees and disbursements of any separate counsel retained by the Selling Stockholder, (v) all underwriting discounts and commissions, (vi) any premiums and other costs of policies of insurance obtained by the Selling Stockholder against liabilities arising out of the offering of the Shares, (vii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder, and (viii) all travel and other expenses incurred by the Company and the Selling Stockholder in connection with the marketing of the investor road show for the offering. In connection with clause (b)(vii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Section 6 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Selling Stockholder shall not then be under any liability to any Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company and the Selling Stockholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 4 and 6 hereof.

          SECTION 5. Conditions of Underwriter's Obligations. The obligations of
                     ---------------------------------------
the Underwriters hereunder are subject to the accuracy, as of the date hereof and at each Time of Delivery, of the representations and warranties of the Company and the Selling Stockholder herein contained, to the performance by each of the Company and the Selling Stockholder of its obligations hereunder, and to the following further conditions:

               (a) At each Time of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the public offering price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Time of Delivery, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations; and (iii) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If a Rule 462(b) Registration Statement is required, such Rule 462(b) Registration Statement shall have been transmitted to the Commission for filing and have become effective within the prescribed time period, and, prior to each Time of Delivery, the Company shall have provided to the Underwriters evidence of such filing and effectiveness in accordance with Rule 462(b) of the 1933 Act Regulations.

     (b)  At the First Time of Delivery the Representatives shall have received:

          (1) The favorable opinion, dated as of the First Time of Delivery, of Hogan & Hartson L.L.P., counsel for the Company and the Partnerships in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is incorporated, existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and corporate authority under its charter and the Maryland Corporation Law to own, lease and operate its properties, to execute and deliver, and perform its obligations under, the Underwriting Agreement, and to conduct its business as described in the Prospectus. The Company is authorized to transact business as a foreign corporation in those states in which the Company owns Properties either directly or through a partnership in which the Company is a general partner, as of the dates of the certificates identified elsewhere in the opinion letter.

               (ii) Each of the Partnerships is a limited partnership formed, existing and in good standing, under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). Each Partnership has the partnership power and partnership authority under its partnership agreement and under the Delaware Act to own, lease and operate its properties and to conduct its business as described in the Prospectus and to perform its obligations under this Agreement. Each of the Partnerships is qualified or registered as a foreign partnership, as of the dates of the certificates identified elsewhere in the opinion letter, in those states in which such Partnership owns Properties.

               (iii) Each of CarrAmerica GP Holdings, Inc., Carr Real Estate Services, Inc. and Carr Development & Construction, Inc. (collectively, the "Significant Subsidiaries") was incorporated, existing and in good standing as of the date of its respective certificate identified elsewhere in the opinion letter under the Delaware General Corporation Law. Each of the Significant Subsidiaries has the corporate power and corporate authority under its charter and the Delaware General Corporation Law to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (iv) The authorized capital stock of the Company, as of the date specified in the Prospectus, was as set forth in the Prospectus under the caption "Capitalization", and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable under the Maryland General Corporation Law. To the knowledge of such counsel, except for shares reserved for issuance upon the redemption of Units and upon conversion of outstanding securities convertible into shares of Common Stock or as otherwise disclosed in the Registration Statement, no shares of capital stock of the Company are reserved for any purpose. To the knowledge of such counsel, except as described in the Prospectus, and except in connection with stock or Unit options and in connection with dividend reinvestment plans and the possible issuance of shares of Common

               Stock upon the redemption of Units or as otherwise disclosed in the Registration Statement, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, and no outstanding options, rights or warrants to purchase or to subscribe for such shares or any other securities of the Company or either of the Partnerships. No holder of outstanding shares of Common Stock has any preemptive rights described in Section 2-205(a) of the Maryland General Corporation Law, or, to the knowledge of such counsel, any contractual right to subscribe for any such shares, except as set forth in the Prospectus.

                    (v) The form of stock certificate used to evidence the Shares is in due and proper form and complies with all applicable legal requirements.

                    (vi) This Agreement was duly authorized, executed and delivered on behalf of the Company.

                    (vii) The execution, delivery and performance as of the date hereof of this Agreement and the performance of the obligations set forth herein by the Company does not (i) breach or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement which has been filed as an exhibit to the Registration Statement, or (ii) violate the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Company, the Partnerships or any Significant Subsidiary.

                    (viii) None of the Company or either of the Partnerships is an investment company as such term is defined under the 1940 Act.

                    (ix) No consent, approval, authorization or filing with any federal or Maryland or Delaware state governmental agency or authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the federal securities laws (certain matters with respect to which are addressed elsewhere in the opinion) or state or foreign securities laws or real estate syndication laws (as to which such counsel need express no opinion), or such as have been received or made.

                    (x) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements and related schedules and financial information and data included therein or omitted therefrom, as to which no opinion need be rendered), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                    (xi) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (xii) At the time the Registration Statement became effective and at the First Time of Delivery the Registration Statement and the Prospectus (except for the financial statements and supporting schedules and financial information and data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xiii) The statements made in the Prospectus under the
               headings entitled "Description of Common Stock" and the information in the applicable Prospectus Supplement under "Certain Federal Income Tax Considerations" and similar specified sections to the extent that they describe matters of law or legal conclusions, have been reviewed by them and is correct in all material respects.

                    (xiv) To the knowledge of such counsel, except as otherwise described in the Registration Statement or in the agreements referred to in an exhibit to such opinion, there are no persons with registration or other similar rights to have any securities registered under the Registration Statement, or to require the Company to file any other registration statement, as a result of the offer and sale of the Shares.

               (2) The favorable opinion, dated as of the First Time of Delivery, of Clifford Chance Rogers & Wells LLP, counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

               (3) The favorable opinion, dated as of the First Time of Delivery, of Jeffrey A. Klopf, Senior Vice President, Secretary and General Counsel for the Selling Stockholder, in form and substance reasonably satisfactory to counsel to the Underwriters to the effect that:

                    (i) This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder; and the sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation by the parties thereto of, or default under, (1) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement known by such counsel, which in each case is material, to which the Selling Stockholder is a party, or by which the Selling Stockholder is or may be bound or subject, (2) the articles of incorporation and by-laws of the Selling Stockholder or (3) any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                    (ii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such as have been obtained under the 1933 Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;

                    (iii) Immediately prior to the First Time of Delivery, the
               Selling Stockholder, through SC Capital Incorporated, a Nevada corporation, SC Realty Incorporated, a Nevada corporation, Security Capital Operations Incorporated, a Maryland corporation and Security Capital Office Business Trust, a Maryland corporation, had good, valid and marketable title to the Shares to be sold at the First Time of Delivery by the Selling Stockholder under this Agreement, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; and

                    (iv) Good, valid and marketable title to such Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities other than those, if any, created by the Underwriters or the Company, has been transferred to each of the several Underwriters.

               (4)  In giving their opinions required by subsections (b)(1) and
          (b)(2), respectively, of this Section, Hogan & Hartson L.L.P. and Clifford Chance Rogers & Wells LLP shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the Registration Statement and the Prospectus and related matters were discussed and in the preparation of the Registration Statement and the Prospectus and, on the basis of the foregoing, nothing has come to their attention that would lead them to believe that either the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules and financial information and data included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements or financial schedules and financial information and data included or incorporated by reference therein, as to which such counsel need express no belief), at the Representation Date or, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In giving their opinions, Hogan & Hartson L.L.P., Clifford Chance Rogers & Wells LLP and Jeffrey A. Klopf may rely upon, or assume the accuracy of, (A) as to all matters of fact, certificates and written statements of officers and employees of and accountants for each of the Company, the Partnerships and the Significant Subsidiaries and (B) as to the qualification and good standing of each of the Company, the Partnerships and the Significant Subsidiaries to do business in any jurisdiction, certificates of appropriate government officials or opinions of counsel in such jurisdictions.

               Hogan & Hartson L.L.P. shall additionally state that the Underwriters may rely on their opinion addressed to the Company, and attached to the Registration Statement as Exhibit 8.1, as if such opinion were addressed to them.

          (c) At the First Time of Delivery, (i) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company and the Partnerships, threatened against the Company, the Partnerships and any Subsidiary which would be required to be set forth in the Prospectus other than as set forth therein; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no proceedings shall be pending or, to the knowledge of the Company and the Partnerships, threatened against such entity or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission or by the state securities authority of any jurisdiction; (v) the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the First Time of Delivery, evidencing compliance with the provisions of this subsection (c) and stating that the representations and warranties of the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of First Time of Delivery; and (vi) the Representatives shall have received a certificate of officers of the Selling Stockholder, satisfactory to you, stating that the representations and warranties of the Selling Stockholder in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the First Time of Delivery.

          (d) On the date of the Prospectus at a time prior to the execution of this Agreement and at 9:30 a.m. (New York City time) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that: (i) they are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement, or incorporated by reference therein, and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;
(iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company included in the Registration Statement, or incorporated by reference therein, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, or material modifications are required for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement, (C) the pro forma financial information included or incorporated by reference in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or did not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of the statements or (D) at a specified date not more than five days prior to the date of such letter, there has been any change in the capital stock of the Company or any increase in the debt of the Company or any decrease in the net assets of the Company as compared with the amounts shown in the most recent consolidated balance sheet of the Company included in the Registration Statement or incorporated by reference therein, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement or incorporated by reference therein to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

          (e) At the First Time of Delivery, the Representatives shall have received from KPMG LLP a letter, dated the First Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to First Time of Delivery.

          (f) At each Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the sale of the applicable Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriter.

          (g) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Second Time of Delivery and, at the Second Time of Delivery, the Representatives shall have received:

               (1) A certificate, dated the Second Time of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, and a certificate, dated the Second Time of Delivery, of officers of the Selling Stockholder, in each case confirming that their respective certificates delivered at the First Time of Delivery pursuant to
          Section 5(c) hereof remain true and correct as of such Date of Delivery.

               (2) The favorable opinion of Hogan & Hartson L.L.P. in form and substance satisfactory to counsel for the Underwriters, dated the Second Time of Delivery, relating to the Optional Shares to be purchased on the Second Time of Delivery and otherwise to the same effect as the opinions required by Section 5(b)(1) hereof (including the statement of belief required by Section 5(b)(4) hereof).

               (3) The favorable opinion of Clifford Chance Rogers & Wells LLP, counsel for the Underwriters, dated the Second Time of Delivery, relating to the Optional Shares to be purchased on the Second Time of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof (including the statement of belief required by Section 5(b)(4) hereof).

               (4) The favorable opinion of Jeffrey A. Klopf in form and substance satisfactory to counsel for the Underwriters, dated the Second Time of Delivery, relating to the Optional Shares to be purchased on the Second Time of Delivery and otherwise to the same effect as the opinions required by Section 5(b)(3) hereof.

               (5) A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated the Second Time of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than five days prior to the Second Time of Delivery.

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

    SECTION 6. Indemnification.
               ---------------

          (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company (a) by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto), or (b) by any Underwriter through Goldman, Sachs & Co. expressly for use under the caption "Plan of Distribution" or "Underwriting" in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto).

          (b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred provided, however, that the Selling Stockholder shall not be liable in
         --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished (a) by the Company or
(b) by any Underwriter through Goldman, Sachs & Co. expressly for use under the caption "Plan of Distribution" or "Underwriting" in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto).

          (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement, or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use under the caption "Plan of Distribution" or "Underwriting" in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus or Prospectus Supplement (or any amendment or supplement thereto); and will reimburse the Company or the Selling Stockholder, as the case may be, for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d)  Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The Company and the Underwriters agree that the relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds received by the Selling Stockholder from the offering of the Shares (before deducting expenses) bear to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it pursuant to this Agreement and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it pursuant to this Agreement and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The obligations of the Company and the Selling Stockholder under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this
Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the 1933 Act.

     SECTION 7. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of the officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholder and shall survive delivery of the Shares to the Underwriters.

     SECTION 8. Termination of Agreement.
                ------------------------

          (a) The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to a Time of
Delivery: (i) if either the Company, the Partnerships or the Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; or (ii) if there has been, since the date this Agreement or since the respective dates as of which information is given in the Prospectus, any change in the capital stock or long-term debt of the Company, the Partnerships or the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, the Partnerships or the Subsidiaries, otherwise than as set forth or contemplated in the Prospectus; or (iii) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange; or
(iv) if there has occurred a suspension or material limitation in trading in the Common Stock on the New York Stock Exchange; or (v) if there has been declared a general moratorium on commercial banking activities by either Federal or New York authorities or if there has occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; or
(vi) if there has been an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vii) if there has occurred any other calamity or crisis in the United States or elsewhere resulting in a material disruption in the U.S. financial markets, if the effect of any such event specified in Clause (i), (ii), (vi) or
(vii) of this Section 8(a) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus. As used in this Section 8(a), the term "Prospectus" means the Prospectus together with any Prospectus Supplement in the form first used to confirm sales of the Shares.

          (b) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Shares shall remain in effect so long as any Underwriter owns any such Shares purchased from the Company pursuant to this Agreement and (y) the covenant set forth in Section 3(i) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 6 hereof, and the provisions of Sections 7 and 12 hereof shall remain in effect.

     SECTION 9. Default by One or More of the Underwriters. If one or more of
                ------------------------------------------
the Underwriters shall fail at the Time of Delivery to purchase the Shares which it or they are obligated to purchase hereunder (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Shares does not exceed 10% of the Shares to be purchased hereby, each of the non-defaulting Underwriters named herein shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Shares exceeds 10% of the Shares to be purchased hereby, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

          In the event of any such default which does not result in a termination of this Agreement, each of the Representatives or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          SECTION 10. Notices. All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, attention Registration Department; notices to the Company shall be directed to 1850 K Street, N.W., Suite 500, Washington, D.C. 20006, attention of Thomas A. Carr; notices to the Selling Stockholder shall be directed to Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501, attention of Jeffrey A. Klopf.

          SECTION 11. Parties. This Agreement shall inure to the benefit of and
                      -------
be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 12. Governing Law and Time. This Agreement shall be governed
                      ----------------------
by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholder in accordance with its terms.

                                     Very truly yours,

                                     CARRAMERICA REALTY CORPORATION

                                     By:  /s/ Linda A. Madrid
                                          --------------------------------------
                                          Name:   Linda A. Madrid
                                          Title:  Managing Director

                                     SECURITY CAPITAL GROUP INCORPORATED


                                     By:  /s/ C. Ronald Blankenship
                                          --------------------------------------
                                          Name:   C. Ronald Blankenship
                                          Title:  Vice Chairman

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
FIRST UNION SECURITIES, INC.
LEGG MASON WOOD WALKER, INCORPORATED
BANC OF AMERICA SECURITIES, LLC
DEUTSCHE BANC ALEX. BROWN INC.
A.G. EDWARDS & SONS, INC.



/s/ Goldman, Sachs & Co.
-------------------------------
(Goldman, Sachs & Co.)

                                   Schedule I
                                   ----------

Underwriter Name                                  Amount of           Amount of
----------------                                  ---------           ---------
                                                Firm Shares    Optional Shares*
                                                -----------    ---------------
Goldman, Sachs & Co.                              7,363,142           1,104,471
Salomon Smith Barney Inc.                         3,747,020             562,053
Legg Mason Wood Walker, Incorporated              1,423,540             213,532
First Union Securities, Inc.                      1,423,540             213,532
Banc of America Securities LLC                      801,765             120,264
Deutsche Banc Alex. Brown Inc.                      801,765             120,264
A.G. Edwards & Sons, Inc.                           801,765             120,264

Commerzbank Capital Markets Corporation             170,000              25,500
Credit Suisse First Boston Corporation              170,000              25,500
Prudential Securities Incorporated                  170,000              25,500

Total:                                           16,872,537           2,530,880

________________________
*Assumes full exercise of overallotment option.